Exhibit 21.01
Subsidiaries of Glu Mobile Inc.

	Jurisdiction of	Name Under Which Subsidiary
Name of Subsidiary	Incorporation	Conducts Business
3D Wireless Games, Inc.	United States	3D Wireless Games, Inc.
Awaken (Beijing) Communications Technology Co. Ltd.	China (PRC)	Awaken (Beijing) Communications Technology Co. Ltd.
Awaken Limited	British Virgin Islands	Awaken Limited
Beijing Qinwang Technology Co. Ltd.	China (PRC)	Beijing Qinwang Technology Co. Ltd.
Beijing Zhangzhong MIG Information Technology Co. Ltd.	China (PRC)	Beijing Zhangzhong MIG Information Technology Co. Ltd.
Friendly Giants Limited	United Kingdom	Friendly Giants Limited
Glu Mobile Brasil Ltda	Brazil	Glu Mobile Brasil Ltda
Glu Mobile GmbH	Germany	Glu Moible GmbH
Glu Mobile Limited	Hong Kong	Glu Mobile Limited
Glu Mobile Limited	United Kingdom	Glu Mobile Limited
Glu Mobile LLC	United States	Glu Mobile LLC
Glu Mobile S.A.	Chile	Glu Mobile S.A.
Glu Mobile SARL	France	Glu Mobile SARL
Glu Mobile SRL	Italy	Glu Mobile SARL
Glu Mobile S.L.	Spain	Glu Mobile SL
Glu Mobile Technology (Beijing) Co. Litd.	China (PRC)	Glu Mobile Technology (Beijing) Co. Ltd.
iFone Holdings Limited	United Kingdom	iFone Holdings Limited
iFone Limited	United Kingdom	iFone Limited
Maverick Mobile Entertainment (Beijing) Limited	China (PRC)	Maverick Mobile Entertainment (Beijing) Limited
Penultimate, Inc.	United States	Penultimate, Inc.
Sorrent Europe Ltd.	United Kingdom	Sorrent Europe Ltd.
Superscape (Russia) Ltd.	United Kingdom	Superscape (Russia) Ltd.
Superscape Group plc	United Kingdom	Superscape Group plc
Superscape Limited	United Kingdom	Superscape Limited
Superscape Technology Limited	United Kingdom	Superscape Technology Limited
Superscape Inc.	United States	Superscape Inc.